**Catherine Nitschke**
Executive Director
Corporate & Investment Bank - Investor Services

J.P.Morgan

# AMENDMENT TO CHINA CONNECT LETTER AGREEMENT

This Amendment ("Amendment"), is dated and effective as of August 17, 2015, is made to the Letter Agreement, dated June 15, 2015 (the "China Connect Letter Agreement"), for each Franklin Templeton Registrant/fund ("Franklin") listed in Schedule A and JPMorgan Chase Bank, N.A. ("J.P. Morgan").

W I T N E S S E T H:

WHEREAS, Franklin pursuant to the terms of the China Connect Letter Agreement wishes to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, Franklin and J.P. Morgan hereby agree as follows:

1. Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2. Amendments. The Agreement shall be amended as follows:

(A) Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(B) Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3. Representations. All representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each, as the case may be, on the date of this Amendment.

4. Entire Agreement. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

5. Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

*[Signature Page Follows]*

**Catherine Nitschke**
Executive Director
Corporate & Investment Bank - Investor Services

J.P.Morgan

Please sign and return the enclosed copy of this Amendment to reflect your understanding of, and agreement to, the above.

**ACCEPTED AND AGREED:**
**AS AUTHORIZED SIGNATORY FOR**
**EACH REGISTRANT/FUND LISTED ON**
**SCHEDULE A HERETO**

By: Kimberly H. Novotny
Title: Vice President and Assistant Secretary

**Catherine Nitschke**
Executive Director
Corporate & Investment Bank - Investor Services

J.P.Morgan

## Schedule A

| Registrant/Fund | Custody Agreement |
|---|---|
| Templeton Emerging Markets Fund | February 1, 1987 |
| Templeton China World Fund | September 7, 1993 |
| Templeton International Emerging Markets Fund by its Trustee Fiduciary Trust International of the South | January 4, 1990 |
| Templeton Developing Markets Trust | October 16, 1991 |
| Templeton Institutional Funds - Emerging Markets Series<br>Templeton Institutional Funds – Foreign Equity Series | May 3, 1993 |
| Franklin Templeton Variable Insurance Products Trust - Templeton Developing Markets VIP Fund<br>Franklin Templeton Variable Insurance Product Trust – Templeton Foreign VIP Fund<br>Franklin Templeton Variable Insurance Product Trust – Templeton Growth VIP Fund | May 1, 2000 |
| Templeton Dragon Fund, Inc. | August 30, 1994 |
| Templeton Global Investment Trust – Templeton BRIC Fund<br>Templeton Global Investment Trust – Templeton Emerging Markets Small Cap Fund<br>Templeton Global Investment Trust -Templeton Emerging Markets Balanced Fund | June 27, 1994 |
| Templeton Global Opportunities Trust | January 18, 1990 |
| Templeton Funds – Templeton Foreign Fund<br>Templeton Funds – Templeton World Fund | June 1, 1984 |
| Templeton International Foreign Fund by its Trustee Fiduciary Trust International of the South<br>Templeton International Smaller Companies Fund by its Trustee Fiduciary Trust International of the South | January 30, 1990 |
| Templeton Global Smaller Companies Fund | June 1, 1994 |
| Templeton Growth Fund, Inc. | December 31, 1986 |
| Templeton Institutional Funds – Foreign Smaller Companies Series | September 3, 2002 |
| Templeton Institutional Funds – Global Equity Series | March 13, 1998 |
| Franklin Templeton International Trust – Templeton Foreign Smaller Companies Fund | July 28, 1995, as amended |